CUSIP No.392775102                                                  Page 8 of 8

                                  EXHIBIT 99-1
                             Joint Filing Agreement



         The undersigned agree to file jointly with the U.S. Securities and Exchange Commission the Schedule 13D, and all amendments thereto, required by Commission Rules with respect to their ownership of Daniel Green Company Common Stock, par value $2.50 per share.


Dated:  March 25, 2002


                                           RIEDMAN CORPORATION


                                           By: /s/ James R. Riedman
                                              ---------------------------
                                              James R. Riedman, President


                                              /s/ James R. Riedman
                                              ---------------------------
                                              James R. Riedman